Exhibit 10.15

SALE OF INVESTMENT INTERESTS IN AMERICAN RESIDENTIAL GAP APS

It has been agreed that ProGreen Properties, Inc. (“Progreen”), will sell and transfer all of its debentures and shares in American Residential Gap ApS (the “Securities”) to Rupes Futura AB and that Rupes Futura AB will purchase the Securities, as of May 30, 2013, for a total amount of $60,000, payable before June 20, 2013, by wire transfer to:

Account no: 01381843189
Routing No: 072 403 473
Bank: Huntington Bank
Swift: HUNTUS33
Account holder: ProGreen Properties, Inc.

RUPES FUTURA AB                                                                           PROGREEN PROPERTIES, INC.

/s/  Henrik                         By:  /s/ Jan Telander

Stockholm May 30, 2013                                                                      Birmingham May 30, 2013